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               SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549

                            FORM 8-K

                          CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):
                          May 3, 2000


                HARBOR FEDERAL BANCORP, INC.
   ________________________________________________
  (Exact Name of Registrant as Specified in Charter)


         Maryland                0-24194         52-1860591
----------------------------   -----------   ------------------
(State or Other Jurisdiction   (Commission   (I.R.S. Employer
      of Incorporation)        File Number)  Identification No.)


705 York Road, Baltimore, Maryland                      21204
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:(410)321-7041
                                                    ------------

                          Not Applicable
----------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS
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     On May 3, 2000, the Registrant entered into an Agreement
and Plan of Merger (the "Merger Agreement") with Provident Bankshares Corporation ("Provident) pursuant to which the Registrant will merge with and into Provident (the "Merger").
As a result of the Merger, each outstanding share of Harbor common stock, par value $0.01 per share ("Harbor Common Stock"), will be converted into the right to receive 1.256 shares (the "Exchange Ratio") of common stock of Provident, par value $1.00 per share ("Provident Common Stock"). The Merger is conditioned upon, among other things, approval by holders of two-thirds of the outstanding shares of Harbor Common Stock and the receipt of certain regulatory and governmental approvals. For more information, reference is made to the Merger Agreement attached as Exhibit 2.1 hereof and incorporated herein by reference.

     For more information, a copy of a Press Release, dated May
4, 2000, issued by Harbor and Provident relating to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS
          -----------------------------------------------------

     The following is a list of exhibits filed with this Current Report on Form 8-K.

   Exhibit No.              Description
   -----------              -----------

     2.1                 Agreement and Plan of Merger dated
                         as of May 3, 2000 by and between
                         Provident Bankshares Corporation and
                         Harbor Federal Bancorp, Inc. (Exhibits
                         omitted. The Registrant agrees to
                         supplementally furnish a copy of any
                         omitted exhibits to the Commission upon
                         request.)

     99.1                Press Release Dated May 4, 2000

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                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         HARBOR FEDERAL BANCORP, INC.



                         By: /s/ Robert A. Williams
                             -----------------------------
                             Robert A. Williams
                             President


Date: May 5, 2000